SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 3, 2008
GRAYMARK HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Oklahoma (State or other jurisdiction of incorporation)	000-50638 (Commission File Number)	20-0180812 (I.R.S. Employer Identification No.)

101 N. Robinson, Suite 920 Oklahoma City, Oklahoma 73102 (Address of principal executive offices)	73102 (Zip Code)
Registrant’s telephone number, including area code: (405) 601-5300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14a-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.
Pharmacy Purchase Agreement
Subject to a number of conditions precedent, ApothecaryRx, LLC, one of our subsidiaries at Graymark Healthcare, Inc., entered in to the Pharmacy Purchase Agreement dated May 2, 2008, the First Amendment to the Pharmacy Purchase Agreement dated May 23, 2008 and the Second Amendment to Pharmacy Purchase Agreement dated June 3, 2008 (collectively the “Purchase Agreement”) with Parkway Drugs, Inc. (“Parkway”), Rehn-Huerbinger Drug Co. (“RHD Co.”), 666 Drug Company (“Drug Co.”), Wilmette-Huerbinger Drug Co. (“WHD Co.” and collectively with Parkway, RHD Co. and Drug Co., the “Sellers”), Edward Fox (“Fox”), Simpson Gold (“Gold”), Lawrence Horwitz (“Horwitz”), and Steven Feinerman (“Feinerman” and together with Fox, Gold and Horwitz, collectively, the “Shareholders”). The Sellers owned four pharmacies that operated under the name Parkway Drugs in Chicago, Glencoe and Wilmette, Illinois. Prior to execution of the Purchase Agreement, the Sellers and Shareholders did not have a material relationship with ApothecaryRx or us.
On June 3, 2008, ApothecaryRx completed the purchase of assets of Sellers utilized in their pharmacy businesses (the “Pharmacy Business”) for a total purchase price of $7,370,884, which included pharmacy inventory of $2,354,978. $4,786,188 of the purchase price is allocated to goodwill (an intangible asset), $100,000 is allocated to covenants not to compete (an intangible asset) and is payable in accordance with the Goodwill Protection Agreement and $113,812 is allocated to furniture and fixture (the tangible assets acquired). The acquired goodwill is not subject to amortization, but is subject to annual (as of December 31 of each year) or more frequent review to determine any impairment in its carrying value for financial reporting purposes.
On June 3, 2008 (the closing date), $5,870,984 was paid to Sellers and ApothecaryRx executed and delivered a promissory note in the principal amount of $1,400,000 and the Goodwill Protection Agreement. The promissory note is secured by the acquired assets, bears interest at 4.31% per annum, and the principal and interest are payable in blended installments with the first payment of $507,459 due on June 3, 2009 and thereafter in eight equal quarterly blended installments of principal and interest of $124,958. Pursuant to the Goodwill Protection Agreement, ApothecaryRx agreed to pay $100,000 to the Sellers in 60 monthly $1,666.67 installments, commencing July 1, 2008, due on the first day of each following month.
Goodwill Protection Agreement
The purpose of the Goodwill Protection Agreement is to protect the $4,786,188 goodwill purchased as part of the Pharmacy Business assets. $100,000 of the purchase price of the Pharmacy Business is payable under the Goodwill Protection Agreement. Under the terms of this agreement, each of Feinerman, Fox, Gold and Horwitz agreed for a period of five years beginning on June 3, 2008 that he and his affiliates and any person receiving a portion of the purchase price of the Pharmacy Business under the Purchase Agreement will not undertake any plan, program or effort designed or intended to, directly or indirectly, contract or provide, solicit or offer to prepare, dispense or sell at retail any pharmacy, prescription or over the counter drugs or pharmaceuticals (the “Pharmacy Services”) to any person and the family members of any person, or any entity and the affiliates of any entity, who acquired Pharmacy Services within the past five years from WHD Co., Parkway, RHD Co. and Drug Co. at the locations of the acquired pharmacies. Furthermore, each of Feinerman, Fox, Gold and Horwitz and its parents, subsidiaries, affiliates and shareholders and any person receiving a portion of the purchase price under the Purchase Agreement will not, directly or indirectly, conduct any Pharmacy Business within 10 miles of the location of the acquired pharmacies.
Pursuant to the Goodwill Protection Agreement (and each of the employment agreements with Gold and Fox, as described below), each of Feinerman, Fox, Gold and Horwitz may own an interest in a company that provides pharmacy services, or directly provide pharmacy services (provided this activity does not interfere with his duties to ApothecaryRx under his employment agreement), at the Mount Sinai Hospital clinic at 15th Street and California Avenue, Chicago, Illinois, Sinai Touhy Pharmacy, 2907 W. Touhy, Chicago, Illinois, and Hamlin Pharmacy, 3800 W. Madison St., Chicago, Illinois.

Employment Agreements
In connection with this acquisition, ApothecaryRx enter into an employment agreement with each of Feinerman, Fox, Gold and Horwitz for the performance of pharmacist duties and responsibilities. Each of Feinerman, Fox and Horwitz is entitled to a salary of $3,653.85 per bi-weekly pay period and Gold is entitled to a salary of $2,740.39 per bi-weekly pay period. Each of Feinerman, Fox, Gold and Horwitz, as the case may be, and Apothecary has the right to terminate the employment agreement upon 30-day notice or by ApothecaryRx for cause without notice. Unless earlier terminated, the applicable employment agreement will extend for a term of one year commencing on June 3, 2008 and will be automatically renewed for successive one-year periods unless Feinerman, Fox, Gold and Horwitz , as the case may be, or ApothecaryRx gives written notice of non-renewal at least 30 days prior to the anniversary date of the employment agreement.
Pursuant to their employment agreements, each of Gold and Fox may own an interest in a company that provides pharmacy services, or directly provide pharmacy services (provided this activity does not interfere with his duties to ApothecaryRx under his employment agreement), at the Mount Sinai Hospital clinic at 15th Street and California Avenue, Chicago, Illinois, Sinai Touhy Pharmacy, 2907 W. Touhy, Chicago, Illinois, and Hamlin Pharmacy, 3800 W. Madison St., Chicago, Illinois.
Pharmacy Leases
ApothecaryRx assumed and received assignments of the occupancy leases for each of the pharmacy locations. Pursuant to an Assignment and Amendment of Lease having an effective date of June 5, 2008, ApothecaryRx acquired and assumed the Building Lease dated June 1, 2004 with FGFH, L.L.C., the landlord, for the pharmacy premises located at 2344-46 N. Clark Street, Chicago, Illinois.
Pursuant to an Assignment and Amendment of Lease having an effective date of June 1, 2008, ApothecaryRx acquired and assumed the Store Lease dated November 12, 1990 for the pharmacy premises located at 353 Park Avenue, Glencoe, Illinois.
Pursuant to an Assignment and Amendment of Lease having an effective date of June 3, 2008, ApothecaryRx acquired and assumed the Retail Lease dated June 1, 1983, as amended from time to time with the landlord for the lease of the premises located at 680 North Lake Shore Drive (formerly known as 666 Lake Shore Drive), Chicago, Illinois.
Pursuant to an Assignment and Amendment of Lease having an effective date of June 4, 2008, ApothecaryRx acquired and assumed the Store Lease dated September 30, 1975 for the pharmacy premises known as Store #1A in Ridge Court, located at 335-357 Ridge Road, Wilmette, Illinois.
Item 2.01 Completion of Acquisition or Disposition of Assets.
On June 3, 2008, ApothecaryRx, one of our subsidiaries, closed its acquisition of the Pharmacy Business of the Sellers pursuant to the Purchase Agreement (see Item 1.01 Entry into a Material Definitive Agreement, above).
Item 9.01 Financial Statements and Exhibits.
     (a) Financial Statements of Business Acquired.
We have determined that the audited financial statements for the Pharmacy Business acquired from the Sellers are not required to be provided as part of this report.
     (b) Pro Forma Financial Information.
We have determined that the pro forma financial information for the Pharmacy Business acquired from the

Sellers is not required to be provided as part of this report.
     (d) Exhibits.
10.1	Pharmacy Purchase Agreement among ApothecaryRx, LLC, Parkway Drugs, Inc., Rehn-Huerbinger Drug Co., 666 Drug Company, Wilmette-Huerbinger Drug Co., Edward Fox, Simpson Gold, Lawrence Horwitz, and Steven Feinerman, dated May 2, 2008.

10.2	Goodwill Protection Agreement among ApothecaryRx, LLC, Edward Fox, Simpson Gold, and Lawrence Horwitz, dated June 3, 2008.

10.3	Employment Agreement between ApothecaryRx, LLC and Lawrence Horwitz, dated June 3, 2008.

10.4	Employment Agreement between ApothecaryRx, LLC and Steven Feinerman, dated June 3, 2008.

10.5	Employment Agreement between ApothecaryRx, LLC and Edward Cox, dated June 3, 2008.

10.6	Employment Agreement between ApothecaryRx, LLC and Simpson Gold, dated June 3, 2008.

10.7	First Amendment to Pharmacy Purchase Agreement among ApothecaryRx, LLC, Parkway Drugs, Inc., Rehn-Huerbinger Drug Co., 666 Drug Company, Wilmette-Huerbinger Drug Co., Edward Fox, Simpson Gold, Lawrence Horwitz, and Steven Feinerman, dated May 23, 2008.

10.8	Second Amendment to Pharmacy Purchase Agreement among ApothecaryRx, LLC, Parkway Drugs, Inc., Rehn-Huerbinger Drug Co., 666 Drug Company, Wilmette-Huerbinger Drug Co., Edward Fox, Simpson Gold, Lawrence Horwitz, and Steven Feinerman, dated June 3, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAYMARK HEALTHCARE, INC. (Registrant)
By:	/S/ STANTON NELSON
Stanton Nelson, Chief Executive Officer

Date: June 5, 2008